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                                                                      EXHIBIT 21



                                                 AQUILA, INC.
                                                 SUBSIDIARIES
                                        2002 ANNUAL REPORT ON FORM 10-K




SUBSIDIARY                                       JURISDICTION OF INCORPORATION

Aquila Merchant Services, Inc.                   Delaware
MEP Holdings, Inc.                               Delaware
UtiliCorp Asia Pacific, Inc.                     Delaware
UtiliCorp Asia Pacific Pty Ltd.                  Australia
UtiliCorp Australia, Inc.                        Delaware
UtilCo Group, Inc.                               Delaware
Aquila Networks Canada Ltd.                      Province of Alberta
Aquila Networks Canada (Alberta) Ltd.            Province of Alberta